UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2022

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information contained in the Press Release incorporated in Item 7.01 below regarding Tapestry, Inc.’s (the “Company” or “Tapestry”) fiscal year 2022 fourth quarter and full year performance is hereby incorporated by reference into this Item 2.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operations Officer
On July 29, 2022, Tom Glaser, the Company’s Chief Operations Officer, notified the Company that he will be voluntarily retiring from the Company. Mr. Glaser is expected to remain employed by the Company through October 1, 2022 to assist with the transition of his role.

Appointment of Chief Operating Officer
On August 4, 2022, the Company announced that the Board appointed Scott Roe, age 57, the Company’s Chief Financial Officer, as Chief Operating Officer of the Company, effective as of August 4, 2022 (the “Effective Date”). Mr. Roe will also continue to serve as the Company’s Chief Financial Officer, a role he has held since June 2021. Prior to joining the Company, Mr. Roe served as Chief Financial Officer at VF Corporation since April 2015, and as Executive Vice President since March 2019. While serving as CFO at VF Corporation, Mr. Roe had oversight of Finance, Accounting, Investor Relations, Corporate Development, Treasury, Tax, Financial Planning & Analysis, Sustainability, Global Business Technology and Corporate Aviation. Prior to his appointment as CFO in 2015, Mr. Roe served in a number of senior management positions at VF Corporation including Vice President, Controller and Chief Accounting Officer, Vice President of Finance for VF’s Jeanswear and Imagewear coalitions, and CFO of the International Business. Before joining VF Corporation in 1996, Mr. Roe worked in the OEM Automotive and Basic Materials industries after beginning his career at Ernst & Young. Mr. Roe graduated with honors with a Bachelor of Science degree in Accounting from the University of Tennessee.

In connection with his appointment as Chief Operating Officer, Mr. Roe and the Company entered into a letter agreement dated August 4, 2022 (the “Letter Agreement”). The material terms of the Letter Agreement are summarized below.

Mr. Roe’s base salary and target bonus will remain the same following the Effective Date. His annual equity grant guideline will be increased from $2,750,000 to $3,250,000 to be granted in a fixed proportion of different equity vehicles as determined by the Human Resources Committee of the Board of Directors (the “HR Committee”), which may include performance restricted stock units (“PRSUs”), stock options and restricted stock units (“RSUs”), as of the Effective Date. In all cases, such equity grants shall be subject to approval by the HR Committee and the terms and conditions set forth in the applicable award agreements.

In connection with his appointment, Mr. Roe relinquished his role as the Company’s Head of Strategy. Joanne Crevoiserat, the Company’s Chief Executive Officer, will assume oversight of the Company’s Strategy and Consumer Insights organization.

There are no family relationships between Mr. Roe and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 4, 2022, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K, under Item 2.02, Item 7.01 and Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this current report:
10.1	Letter agreement, dated August 4, 2022, between the Company and Scott Roe
99.1	Text of Press Release, dated August 4, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2022

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary

EXHIBIT INDEX

10.1 Letter agreement, dated August 4, 2022, between the Company and Scott Roe

99.1 Text of Press Release, dated August 4, 2022